EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer of XTO Energy Inc.

(Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of XTO Energy Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bob R. Simpson, Chief Executive Officer of the Company, and Louis G. Baldwin, Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BOB R. SIMPSON Bob R. Simpson Chief Executive Officer August 14, 2003

/s/ LOUIS G. BALDWIN Louis G. Baldwin Chief Financial Officer August 14, 2003

A signed original of this written statement required by Section 906 has been provided to XTO Energy Inc. and will be retained by XTO Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.